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                                                                     EXHIBIT 13

                     VAN KAMPEN AMERICAN CAPITAL
                     ---------------------------
             Van Kampen American Capital Investment Advisory Corp.

October 5, 1995      One Parkview Plaza   Oakbrook Terrace   Illinois 60181
                                                               708-684-6000


Unison Investment Trusts Ltd.
12555 Manchester Road
St. Louis, Missouri 63131

RE: Central Equity Trust, Worldwide Series 1, Utility and
Telecommunications Portfolio

Dear Sir:

We hereby consent to the references in the post-effective amendment to the Registration Statement including the Prospectus contained herein for the above-captioned Trusts to Van Kampen American Capital Investment Advisory Corp. as successor Evaluator.

You are authorized to file a copy of this letter with the Securities & Exchange Commission.

Sincerely,

By: /S/ JOHN SULLIVAN
    Name: John Sullivan
    Its: 1st Vice President






















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